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                                                                Exhibit 99(j)(2)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" for the Munder Institutional S&P 500 Index Equity Fund, the Munder Institutional S&P MidCap Index Equity Fund and the Munder Institutional S&P SmallCap Index Equity Fund in the Munder Institutional Funds Class Y Prospectus. We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 31 to the Registration Statement (Form N-1A, No. 2-91373) of our report dated February 12, 1999 on the financial statements and financial highlights of the Munder Institutional S&P 500 Index Equity Fund and Munder Institutional S&P MidCap Index Equity Fund and to the inclusion of our report dated October 6, 1999 on the financial statements and financial highlights of Munder Institutional SmallCap Index Equity Fund.


                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                          Ernst & Young LLP

Boston, Massachusetts
October 7, 1999